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                                                             EXHIBIT 10.4

The printed portions of this form approved by the Colorado Real Estate Commission (NTD 82-11-83)

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL.

THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

                                PROMISSORY NOTE
                                (Right to Cure)

U.S. $300,000                                            Cripple Creek, Colorado
                                                                   June 30, 1994

1. FOR VALUE RECEIVED, the undersigned (Borrower) promise(s) to pay HAROLD M. HERN and LEOTA M. HERN, in joint tenancy, or order (Note Holder) the principal sum of Three Hundred Thousand Dollars and No/100 ($300,000.00) U.S. Dollars, with interest on the unpaid principal balance from June 30, 1994, until paid, at the rate of 8 1/2% percent per annum. Principal and interest shall be payable at P.O. Box 540, Cripple Creek, Colorado, or such other place as the Note Holder may designate, in annual payments of $100,000.00 of principal each, plus accrued interest on the outstanding principal balance, due on the June 30 of each year, beginning June 30, 1995. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on June 30, 1997.

2. Borrower shall pay to the Note Holder a late charge of five (5%) % of any payments not received by the Note Holder within 20 days after the payment is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, the entire principal amount outstanding and accrued interest thereon shall become due and payable at the option of the Note Holder (Acceleration) twenty days after notice of Acceleration has been given. Such notice of Acceleration shall specify the amount of the nonpayment plus any unpaid late charges and other costs, expenses and fees due under this Note. Until the expiration of said twenty-day period, the Borrower may cure all defaults consisting of a failure to make required payments by tendering the amounts of all unpaid sums due at the time of tender, without Acceleration, as specified by the Note Holder in such notice. Cure restores the Borrower to his rights under this Note as though defaults had not occurred. Any defaults under this Note occurring within twelve months after the Note Holder has once given a notice of Acceleration, entitles Borrower to no right to cure, except as otherwise


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provided by law.  The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. After January 1, 1995, Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments. There shall be no prepayment hereunder prior to January 1, 1995.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

8. The indebtedness evidenced by this Note is secured by a Deed of Trust dated June 30, 1994, and until released said Deed of Trust contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights in the property identified as follows:

         Lots 28, 29 and 30, Block 22, Fremont (now Cripple Creek), Teller County, Colorado.


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                (CAUTION:  SIGN ORIGINAL NOTE ONLY/RETAIN COPY)

IF BORROWER IS NATURAL
PERSON(S):

/s/ Lewis M. Mithun
----------------------------------    ---------------------------------------
Lewis M. Mithun
                                      doing business as
                                                        ---------------------

                                      ---------------------------------------
                                             Name of Corporation
ATTEST:


                                      By
----------------------------------       ------------------------------------
             Secretary                           President


                                      ---------------------------------------
                                             Name of Partnership
(SEAL)

                                      By
                                         ------------------------------------
                                                 General Partner



Borrower's Address:  P.O. Box 765, Teton Village, Wyoming 83025

KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.


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